Exhibit 99.1

McCLATCHY REPORTS THIRD QUARTER 2010 EARNINGS

·	Improving ad revenue trends continued in the quarter
·	Cash operating expenses, excluding severance, down 4.2% in the quarter and down 12.3% in the nine-month period
·	Expect full-year operating cash flow to grow
·	Earnings from digital investments up significantly through the first nine months

SACRAMENTO, Calif., Oct. 19, 2010 – The McClatchy Company (NYSE-MNI) today reported net income in the third quarter of 2010 of $12.1 million or 14 cents per share. Adjusted earnings(1) in the third quarter of 2010, excluding unusual items, were $10.6 million or 12 cents per share.

In the third quarter of 2009 the company’s earnings from continuing operations were $23.6 million or 28 cents per share. Adjusted earnings from continuing operations(1) in the third quarter of 2009, excluding unusual items, were $11.0 million or 13 cents per share.

Unusual items affecting the third quarter results in each year are discussed below.

Revenues in the third quarter of 2010 were $327.7 million, down 5.7% from revenues of $347.4 million in the third quarter of 2009.  Advertising revenues were $249.1 million, down 6.4%, and circulation revenues were $66.4 million, down 3.8%.

Cash operating expenses (a non-GAAP term which is discussed below) in the third quarter, excluding severance costs, declined $10.7 million, or 4.2%, from the 2009 third quarter.

Management noted that earnings in the third quarter of 2010 benefited from the reversal of tax reserves and related interest as tax years in certain states closed.

First Nine Months Results:

Income from continuing operations in the first nine months of 2010 was $17.4 million or 20 cents per share. Adjusted earnings from continuing operations,(1) excluding several unusual items discussed below, were  $23.6 million or 28 cents per share. Total net income, including discontinued operations, was $21.4 million or 25 cents per share.

Income from continuing operations for the first nine months of 2009 was $27.9 million, or 33 cents per share, and was affected by the unusual items discussed below. Adjusted earnings from continuing operations(1) were $11.0 million, or 13 cents per share, in the first nine months of 2009.

Revenues in the first nine months of 2010 were down 6.8% to $1.0 billion compared to $1.1 billion in the 2009 period.  Advertising revenues in the 2010 period totaled $762.6 million, down 8.6%, and circulation revenues were $203.7 million, down 1.5%.

Management’s Comments:

Commenting on McClatchy’s third quarter results, Gary Pruitt, chairman and chief executive officer, said, “Advertising revenue trends continued to improve in the third quarter with ad revenues down year-over-year by 6.4% compared to declines of 8.2% in the second quarter and 11.2% in the first quarter of 2010.  Within the quarter, advertising revenues were down 6.1% in July, down 5.8% in August and down 7.3% in September.

“Classified advertising continued to recover in the third quarter, particularly in the employment and automotive categories. Employment advertising, more than half of which is now digital, grew throughout the quarter: up 0.1% in July, up 0.2% in August and up 5.6% in September.

“We have seen improving ad revenues since the second quarter of 2009 although September went against this trend. We believe the September results reflect the uneven nature of the economic recovery. The slowdown in September occurred primarily in national advertising and, to a lesser extent, in retail. The declines were greatest at our California and Florida newspapers, where the rate of economic recovery continues to be slower than we are seeing elsewhere.

“In spite of the impact of the economy, our digital advertising revenue grew 1.6% in the quarter and represented 19.0% of our total third quarter advertising revenue. Our local online audiences continue to grow strongly, up 19.2% in the third quarter.

“Much of our digital success in classified advertising comes from Cars.com and CareerBuilder. We own more than a quarter of Cars.com and 14% of CareerBuilder, companies that provide state-of-the-art products that have boosted our digital auto and employment advertising revenues. Their earnings have also contributed significantly to our income this year. Income from all equity interests has more than doubled in the first nine months of the year to $8.2 million, with the increase coming primarily from Cars.com and CareerBuilder.

“As we have said many times, we continue to focus on becoming more efficient in our operations. Excluding severance costs, cash operating expenses were down 4.2% from the third quarter of 2009.  Through the first nine months of the year, our cash expenses excluding severance costs were down 12.3% and operating cash flow grew $31.1 million, or 13.5%, to $261.2 million.

“Looking ahead to the fourth quarter our visibility on revenues is limited, but we will work to maximize results and will remain vigilant in controlling costs. We expect cash operating expenses excluding severance costs in the fourth quarter to be flat to up only slightly reflecting the impact of higher newsprint prices.  As a result, we expect our full year operating cash flow to grow compared to last year.”

Pat Talamantes, McClatchy’s chief financial officer, said, “Debt at the end of the quarter was even with the second quarter at $1.8 billion, $113.4 million below year-end 2009, despite having to make the initial interest payment on our new 2017 bonds in the third quarter. Our leverage ratio at the end of the third quarter was 4.52 times trailing-12-month cash flow, down from 5.26 times at the end of 2009.  Our interest coverage ratio was 2.69 times at the end of the 2010 third quarter. Both of these measurements are well within our bank covenants which require a leverage ratio of no greater than 6.75 times and interest coverage ratio of at least 1.50 times.”

(1)Adjusted Earnings From Continuing Operations and EPS:

The company entered into several transactions and reported several unusual events in the third quarters and first nine months of fiscal 2010 and 2009 that affected results:

·	The company incurred a loss related to its debt refinancing and debt repayments in the first quarter of 2010.

·	Compensation in 2010 and 2009 included pre-tax severance charges incurred in connection with the restructuring plans.

·
On May 21, 2009, the company launched a private debt exchange offer for all of its outstanding debt securities for a combination of cash and new debt securities. The offer closed on June 25, 2009, and the company exchanged $3.4 million in cash and $24.2 million of newly issued senior notes for $102.8 million of debt securities. All but $375,000 of those senior notes were retired in the company’s February 2010 debt refinancing.

·	During the second quarters of 2010 and 2009, the company recorded accelerated depreciation on production equipment associated with the outsourcing of printing at various newspapers.

·
In 2009 the company refined its estimate of its projected effective annual tax rate and applied the revised rate to the unusual items resulting in a significant adjustment in the third quarter of 2009.

·	Both the 2010 and 2009 third quarters included charges for certain discrete tax items, and, in 2010, included the reversal of interest on income taxes related to certain of those discrete tax items.

The impact of these items on the 2010 and 2009 results are summarized below (dollars in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	Sept. 26, 2010	Sept. 27, 2009	Sept. 26, 2010	Sept. 27, 2009
(Dollars in thousands, except per share amounts)
Income from continuing operations	$12,081	$23,601	$17,401	$27,880
Unusual items, net of tax:
Sale of equity investment	(150)	(999)	61	(503)
Loss (gain) on extinguishment of debt	-	430	4,726	(27,902)
Restructuring related charges	1,292	516	3,700	9,584
Amendment related write-offs of financing costs	-	-	-	140
Accelerated depreciation on equipment	-	-	1,841	4,034
Reversal of interest on discrete tax items	(452)	-	(452)	-
Impact of revised projected annual tax rate	-	(11,245)	-	-
Certain discrete tax items	(2,187)	(1,334)	(3,621)	(2,264)
Adjusted income from continuing operations	$10,584	$10,969	$23,656	$10,969
Diluted earnings per share:
Income from continuing operations	$0.14	$0.28	$0.20	$0.33
Adjusted income from continuing operations	$0.12	$0. 13	$0.28	$0.13

Non-GAAP Financial Measures:

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release the company has provided information regarding operating income, non-operating expenses and income, income taxes, net income and diluted earnings per share (EPS) excluding certain special or unusual items described in the table above. In addition the company has presented operating cash flows (defined as operating income plus depreciation and amortization, and restructuring related charges) along with operating cash flow margins (operating cash flow divided by net revenues) that are reconciled to GAAP measures in an attached schedule. Management believes these non-GAAP measures, when read in conjunction with the company’s GAAP financials, provide useful information to investors by offering:

·	the ability to make more meaningful period-to-period comparisons of the company’s on-going operating results;
·	the ability to better identify trends in the company’s underlying business;
·	a better understanding of how management plans and measures the company’s underlying business; and
·	an easier way to compare the company’s most recent operating results against investor and analyst financial models.

Operating income, non-operating expenses and income, income taxes, net income and diluted earnings per share excluding certain special or unusual items should not be considered a substitute or an alternative to these computations calculated in accordance with and required by GAAP. Nor are operating cash flow and operating cash flow margins to be considered replacements for cash provided by operating activities as shown in the company’s statement of cash flows.

In addition, the company’s statistical report, which summarizes revenue performance for the third fiscal quarter and first nine months of 2010, follows.

At noon Eastern time today, McClatchy will review its results in a conference call (877-278-1205 pass code 13411830) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy

The McClatchy Company is the third largest newspaper company in the United States, publishing 30 daily newspapers, 43 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users comprehensive news and information, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, The Charlotte Observer and The News & Observer (Raleigh).

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website Cars.com and the rental site Apartments.com and 33.3% of HomeFinder, LLC which operates the real estate website HomeFinder.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, anticipated savings from cost reduction efforts, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the duration and depth of the economic recession; McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt or meet debt covenants as expected; McClatchy may not consummate contemplated transactions to enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; increases in the cost of newsprint; bankruptcies or financial strain of its major advertising customers; litigation or any potential litigation; geo-political uncertainties including the risk of war; changes in printing and distribution costs from anticipated levels; changes in interest rates; changes in pension assets and liabilities; increased consolidation among major retailers in our markets or other events depressing the level of advertising; our inability to negotiate and obtain favorable terms under collective bargaining agreements with unions; competitive action by other companies; decreased circulation and diminished revenues from retail, classified and national advertising; and other factors, many of which are beyond our control; as well as the other risks detailed from time to time in the company’s publicly filed documents, including the company’s Annual Report on Form 10-K for the year ended Dec. 27, 2009, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

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***The McClatchy Company***
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
REVENUES - NET:
Advertising	$249,134	$266,120	$762,595	$834,470
Circulation	66,383	69,029	203,735	206,860
Other	12,193	12,241	38,975	37,020
	327,710	347,390	1,005,305	1,078,350
OPERATING EXPENSES:
Compensation	126,574	130,048	394,144	453,483
Newsprint and supplements	32,962	33,312	97,925	133,183
Depreciation and amortization	32,651	32,678	100,373	110,685
Other operating expenses	85,184	90,985	258,836	286,706
	277,371	287,023	851,278	984,057

OPERATING INCOME	50,339	60,367	154,027	94,293

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(44,032)	(34,549)	(134,248)	(102,775)
Interest income	449	9	520	46
Equity income in unconsolidated
companies, net	5,368	5,378	8,153	3,849
Gain (loss) on extinguishment of debt	-	(680)	(7,519)	44,149
Other - net	42	20	146	(314)
	(38,173)	(29,822)	(132,948)	(55,045)

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX PROVISION	12,166	30,545	21,079	39,248
INCOME TAX PROVISION	85	6,944	3,678	11,368
INCOME FROM CONTINUING OPERATIONS	12,081	23,601	17,401	27,880
INCOME (LOSS) FROM DISCONTINUED
OPERATIONS - NET OF INCOME TAXES	(161)	(38)	4,000	381
NET INCOME	$11,920	$23,563	$21,401	$28,261

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$0.14	$0.28	$0.20	$0.33
Income from discontinued operations	-	-	0.05	-
Net income per share	$0.14	$0.28	$0.25	$0.33
Diluted:
Income from continuing operations	$0.14	$0.28	$0.20	$0.33
Income from discontinued operations	-	-	0.05	-
Net income per share	$0.14	$0.28	$0.25	$0.33

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	84,834	84,052	84,695	82,274
Diluted	85,458	84,061	85,443	82,327

See notes to condensed consolidated financialstatements.

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	Quarter 3
	Combined			Print Only			Digital Only

Revenues - Net:	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change

Advertising
Retail	$127,733	$139,462	-8.4%	$109,564	$121,790	-10.0%	$18,170	$17,672	2.8%
National	21,808	24,097	-9.5%	16,418	18,668	-12.1%	5,390	5,429	-0.7%
Classified Total	70,893	75,641	-6.3%	46,996	52,027	-9.7%	23,897	23,614	1.2%
Automotive	20,956	22,050	-5.0%	12,473	13,745	-9.3%	8,483	8,305	2.1%
Real Estate	14,027	17,201	-18.5%	10,241	12,903	-20.6%	3,786	4,298	-11.9%
Employment	14,353	14,105	1.8%	6,635	6,615	0.3%	7,718	7,490	3.0%
Other	21,558	22,285	-3.3%	17,648	18,764	-5.9%	3,910	3,521	11.0%
Direct Marketing	28,456	26,473	7.5%	28,456	26,473	7.5%
Other Advertising	244	447	-45.4%	244	447	-45.4%
Total Advertising	$249,134	$266,120	-6.4%	$201,678	$219,405	-8.1%	$47,457	$46,715	1.6%

Circulation	66,383	69,029	-3.8%
Other	12,193	12,241	-0.4%
Total Revenues	$327,710	$347,390	-5.7%

Advertising Revenues by Market:
California	$44,347	$48,542	-8.6%	$36,410	$40,473	-10.0%	$7,937	$8,069	-1.6%
Florida	33,061	36,507	-9.4%	26,846	29,580	-9.2%	6,215	6,927	-10.3%
Texas	28,662	30,287	-5.4%	23,452	25,431	-7.8%	5,210	4,856	7.3%
Southeast	72,703	76,992	-5.6%	58,791	63,683	-7.7%	13,912	13,309	4.5%
Midwest	42,367	43,806	-3.3%	33,855	35,587	-4.9%	8,512	8,218	3.6%
Northwest	27,978	29,965	-6.6%	22,324	24,651	-9.4%	5,655	5,314	6.4%
Other	16	21	-23.8%	0	0	0.0%	16	22	-27.3%
Total Advertising	$249,134	$266,120	-6.4%	$201,678	$219,405	-8.1%	$47,457	$46,715	1.6%

Advertising Statistics for Dailies:
Full Run ROP Linage				4,928.7	5,204.2	-5.3%

Millions of Preprints Distributed				1,281.9	1,294.5	-1.0%

Average Paid Circulation:*
Daily				2,040.8	2,174.7	-6.2%
Sunday				2,674.7	2,840.1	-5.8%

Columns may not add due to rounding

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	September Year-to-Date
	Combined			Print Only			Digital Only

Revenues - Net:	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change

Advertising
Retail	$392,033	$436,719	-10.2%	$338,959	$386,228	-12.2%	$53,074	$50,491	5.1%
National	71,067	75,791	-6.2%	54,560	59,951	-9.0%	16,508	15,839	4.2%
Classified Total	214,330	237,350	-9.7%	145,117	166,835	-13.0%	69,213	70,516	-1.8%
Automotive	62,579	69,551	-10.0%	38,872	45,310	-14.2%	23,708	24,242	-2.2%
Real Estate	43,258	55,631	-22.2%	32,273	42,660	-24.3%	10,985	12,971	-15.3%
Employment	43,284	46,447	-6.8%	20,168	23,435	-13.9%	23,117	23,012	0.5%
Other	65,208	65,720	-0.8%	53,804	55,430	-2.9%	11,404	10,290	10.8%
Direct Marketing	84,166	83,284	1.1%	84,166	83,284	1.1%
Other Advertising	999	1,326	-24.7%	999	1,326	-24.7%
Total Advertising	$762,595	$834,470	-8.6%	$623,801	$697,624	-10.6%	$138,795	$136,846	1.4%

Circulation	203,735	206,860	-1.5%
Other	38,975	37,020	5.3%
Total Revenues	$1,005,305	$1,078,350	-6.8%

Advertising Revenues by Market:
California	$136,988	$151,723	-9.7%	$113,668	$128,156	-11.3%	$23,320	$23,567	-1.0%
Florida	107,187	120,163	-10.8%	88,073	99,674	-11.6%	19,113	20,489	-6.7%
Texas	86,429	93,550	-7.6%	71,514	79,273	-9.8%	14,916	14,277	4.5%
Southeast	220,597	240,124	-8.1%	179,720	199,830	-10.1%	40,878	40,294	1.4%
Midwest	127,260	135,576	-6.1%	102,601	112,887	-9.1%	24,659	22,689	8.7%
Northwest	84,082	93,256	-9.8%	68,225	77,804	-12.3%	15,857	15,452	2.6%
Other	52	78	-33.3%	0	0	0.0%	52	78	-33.3%
Total Advertising	$762,595	$834,470	-8.6%	$623,801	$697,624	-10.6%	$138,795	$136,846	1.4%

Advertising Statistics for Dailies:
Full Run ROP Linage				14,993.8	15,930.8	-5.9%

Millions of Preprints Distributed				3,776.1	3,978.1	-5.1%

Average Paid Circulation:*
Daily				2,137.9	2,315.9	-7.7%
Sunday				2,761.3	2,968.0	-7.0%

Columns may not add due to rounding

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***THE McCLATCHY COMPANY***
Reconciliation of GAAP Measures to Non-GAAP Amounts
(In thousands)

Reconciliation of Operating Income to Operating Cash Flows

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
REVENUES - NET:
Advertising	$249,134	$266,120	$762,595	$834,470
Circulation	66,383	69,029	203,735	206,860
Other	12,193	12,241	38,975	37,020
	327,710	347,390	1,005,305	1,078,350
OPERATING EXPENSES:
Compensation excluding restructuring charges	124,198	128,698	387,336	428,386
Newsprint and supplements	32,962	33,312	97,925	133,183
Other operating expenses	85,184	90,985	258,836	286,706
Cash operating expenses excluding
restructuring charges	242,344	252,995	744,097	848,275
Restructuring related compensation	2,376	1,350	6,808	25,097
Depreciation and amortization	32,651	32,678	100,373	110,685
Total operating expenses	277,371	287,023	851,278	984,057
OPERATING INCOME	50,339	60,367	154,027	94,293
Add back:
Depreciation and amortization	32,651	32,678	100,373	110,685
Restructuring related compensation charges	2,376	1,350	6,808	25,097
OPERATING CASH FLOW	$85,366	$94,395	$261,208	$230,075

OPERATING CASH FLOW MARGIN	26.0%	27.2%	26.0%	21.3%

Reconciliation of Net Income to Adjusted Net Income

Net income from continuing operations	$12,081	$23,601	$17,401	$27,880

Add back certain items, net of tax:
Loss (gain) on extinguishment of debt	-	430	4,276	(27,902)
Restructuring related charges	1,292	516	3,700	9,584
Loss on sale of equity investments	(150)	(999)	61	(503)
Amendment related write-off of financing costs	-	-	-	140
Accelerated depreciation on equipment	-	-	1,841	4,034
Reversal of interest on tax items	(452)	-	(452)	-
Impact of revised projected annual tax rate	-	(11,245)	-	-
Certain discrete tax items	(2,187)	(1,334)	(3,621)	(2,264)
Adjusted income from continuing operations	$10,584	$10,969	$23,656	$10,969
Earnings per share:
Income from continuing operations	$0.14	$0.28	$0.20	$0.33
Adjusted income from continuing operations	$0.12	$0.13	$0.28	$0.13